Exhibit 99.1

Mesa Air Group Reports Second Quarter Fiscal 2020 Results

May 11, 2020

PHOENIX, May 11, 2020 (GLOBE NEWSWIRE) -- Mesa Air Group, Inc. (NASDAQ: MESA) today reported second quarter fiscal 2020 financial and operating results.

Mesa’s Q2 2020 results reflect net income of $1.9 million, or $0.05 per diluted share, compared to net income of $13.2 million, or $0.38 per diluted share for Q2 2019.  Mesa’s Q2 2020 pre-tax income was $3.2 million, compared to $17.3 million for Q2 2019.  In addition, Mesa’s Adjusted EBITDA1 for Q2 2020 was $35.3 million, compared to $53.7 million in Q2 2019 and Adjusted EBITDAR1 was $47.6 million, compared to $67.8 million in Q2 2019. The primary reason for the $14.1 million reduction in pre-tax income from Q2 2019 to Q2 2020 was the anticipated increase in airframe and engine heavy maintenance of $10.1 million and $4.0 million in reduced revenue in March as a result of COVID-19.

“This is an incredibly difficult time for our industry and our country,” said Jonathan Ornstein, Mesa Air Group Chairman and Chief Executive Officer. “We are taking every measure to manage our resources responsibly. I am deeply appreciative of all our employees for their dedication and commitment and would also like to thank the Congress and the Administration for the very significant assistance we received under the CARES Act. We continue to work closely and cooperatively with our partners through this tumultuous period.”

“The health and safety of our employees and passengers is our top priority,” said Brad Rich, Executive Vice President and Chief Operating Officer. “Together with United and American, we continue to implement a number of procedures to ensure our aircraft and work areas are as clean and safe as possible.”

From a fleet perspective the twenty new E175s for United initially planned to be delivered starting this month have been delayed until late 2020 and early 2021. The Mesa CRJ-700 fleet of twenty aircraft that were planned to be removed will stay in the United CPA until the new E175s are delivered and are scheduled to be leased to another United Express carrier. Other fleet changes include the removal of three aircraft from the American CPA that were previously deferred. Two of these aircraft will be removed in May and one in June.

Mesa ended the quarter at $52.4 million in unrestricted cash and equivalents compared to $57.8 in Q1 FY2020. During the quarter we drew down the line of credit facility by $23 million, paid $11 million in deposits in connection with previously ordered engines, paid $3 million in capital expenditures, paid $8 million in property tax for prior periods and had $6 million in cash lease payments in excess of book lease amounts. Additionally, Mesa paid $43 million in scheduled principal payments on aircraft and engine debt. As previously disclosed, Mesa expects to receive a total of $92.5 million in connection with the Payroll Support Program under the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) covering the period April through September 2020. In April Mesa received $30.8 million under the program and expects to receive $15.4 each month from June through September.

[1]	See Reconciliation of non-GAAP financial measures

Mesa has also applied for a loan under the CARES Act and will be meeting with the Treasury Department and their advisors in the coming weeks to determine amounts that are available to Mesa. Mesa will then evaluate its participating in the loan program and determine how much if any additional debt to take on.

Due to uncertainty related to COVID-19 the company is not providing guidance at this time.

Reconciliation of non-GAAP financial measures

Although these financial statements are prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”), certain non-GAAP financial measures may provide investors with useful information regarding the underlying business trends and performance of Mesa’s ongoing operations and may be useful for period-over-period comparisons of such operations. The tables below reflect supplemental financial data and reconciliations to GAAP financial statements for the three months and six months ended March 31, 2020 and the three months and six months ended March 31, 2019. Readers should consider these non-GAAP measures in addition to, not a substitute for, financial reporting measures prepared in accordance with GAAP. These non-GAAP financial measures exclude some, but not all items that may affect the Company’s net income. Additionally, these calculations may not be comparable with similarly titled measures of other companies.

Reconciliation of GAAP versus Non-GAAP Disclosures (unaudited)

(In thousands, except for per diluted share)

	Three months ended March 31, 2020
	Income Before Taxes	Income Tax (Expense)/Benefit	Net Income	Net Income per Diluted Share
GAAP Income	3,192	(1,307)	1,885	$0.05

Interest Expense	11,673
Interest Income	(36)
Depreciation and Amortization	20,469
EBITDA	35,298

Aircraft Rent	12,285
EBITDAR	47,583

	Three months ended March 31, 2019
	Income Before Taxes	Income Tax (Expense)/Benefit	Net Income	Net Income per Diluted Share
GAAP Income	17,335	(4,086)	13,249	$0.38
FY19 Adjustments (1)	3,616	(852)	2,763
Adjusted Income	20,951	(4,938)	16,012	$0.46

Interest Expense	13,772
Interest Income	(299)
Depreciation and Amortization	19,276
EBITDA	53,700

Aircraft Rent	14,110
EBITDAR	67,810

	Six months ended March 31, 2020

	Income Before Taxes	Income Tax (Expense)/Benefit	Net income	Net Income per Diluted Share
GAAP Income	17,512	(4,842)	12,670	$0.36
FY19 Adjustments	—	—	—
Adjusted Income	17,512	(4,842)	12,670	$0.36

Interest Expense	24,300
Interest Income	(94)
Depreciation and Amortization	41,021
Adjusted EBITDA	82,739

Aircraft Rent	23,614
Adjusted EBITDAR	106,353

	Six months ended March 31, 2019

	Income Before Taxes	Income Tax (Expense)/Benefit	Net income	Net Income per Diluted Share
GAAP Income/(Loss)	42,365	(10,035)	32,330	$0.92
FY19 Adjustments (1)	3,616	(852)	2,763
Adjusted Income	45,981	(10,887)	35,093	$1.00

Interest Expense	28,614
Interest Income	(455)
Depreciation and Amortization	37,767
Adjusted EBITDA	111,907

Aircraft Rent	28,229
Adjusted EBITDAR	140,136

Adjustments for three months and six months ended March 31, 2020 and 2019:

1)	Includes adjustment for loss on extinguishment of debt of $3.6 million related to repayment of the Company’s Spare Engine Facility.

Mesa Air Group will host a conference call with analysts on Monday, May 11 at 4:30pm ET/1:30pm PT. The conference call number is 888-469-2054 (Passcode: Phoenix). The conference call can also be accessed live via the web by visiting https://edge.media-server.com/mmc/p/ieyn2zi2. A recorded version will be available on Mesa’s website approximately two hours after the call for approximately 14 days.

About Mesa Air Group, Inc.

Headquartered in Phoenix, Arizona, Mesa Air Group, Inc. is the holding company of Mesa Airlines, a regional air carrier providing scheduled passenger service to 103 cities in 35 states, the District of Columbia and Mexico. As of April 30th, 2020, Mesa operated a fleet of 145 aircraft with approximately 194 daily departures and 3,400 employees. Mesa operates all of its flights as either American Eagle or United Express flights pursuant to the terms of capacity purchase agreements entered into with American Airlines, Inc. and United Airlines, Inc.

Forward-Looking Statements

This news release contains forward looking statements, including, but not limited to the, (i) expected terms, timing and benefits of the CARES Act funding and the outcome of the Company’s meeting with the Treasury Department, (ii) fleet forecast for the third and fourth quarters of fiscal 2020 and year ended fiscal 2021, and (iii) expected delivery dates of the 20 E175s currently scheduled to begin in fourth quarter fiscal 2020, all of which involve risks and uncertainties that could cause actual results to differ materially from those currently expected. Risks and uncertainties that may affect future results include those that are described from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”).

These forward-looking statements represent the judgment of the Company, as of the date of this release, and the Company disclaims any intent or obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws. MESA AIR GROUP, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts) (Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2020	2019	2020	2019
Operating revenues:
Contract revenue	$165,781	$169,771	$337,581	$340,220
Pass-through and other	14,115	7,376	26,351	15,083
Total operating revenues	179,896	177,147	363,932	355,303

Operating expenses:
Flight operations	52,891	49,366	105,535	102,611
Fuel	188	101	358	222
Maintenance	64,335	45,380	122,430	85,182
Aircraft rent	12,285	14,110	23,614	28,229
Aircraft and traffic servicing	1,336	1,065	2,401	1,999
General and administrative	14,500	13,472	27,496	25,686
Depreciation and amortization	20,469	19,276	41,021	37,767
Total operating expenses	166,004	142,770	322,855	281,696
Operating income	13,892	34,377	41,077	73,607

Other (expenses) income, net:
Interest expense	(11,673)	(13,772)	(24,300)	(28,614)
Interest income	36	299	94	455
Loss on extinguishment of debt	—	(3,616)	—	(3,616)
Other (expense) income, net	937	47	641	533
Total other (expense), net	(10,700)	(17,042)	(23,565)	(31,242)

Income before taxes	3,192	17,335	17,512	42,365
Income tax expense	1,307	4,086	4,842	10,035
Net income	$1,885	$13,249	$12,670	$32,330

Net income per share attributable to common shareholders
Basic	$0.05	$0.38	$0.36	$0.93
Diluted	$0.05	$0.38	$0.36	$0.92

Weighted-average common shares outstanding
Basic	35,141	34,699	35,082	34,607
Diluted	35,265	34,962	35,220	35,041

MESA AIR GROUP, INC.

Condensed Consolidated Balance Sheets

(In thousands, except shares) (Unaudited)

	March 31, 2020	September 30, 2019
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$52,399	$68,855
Restricted cash	3,441	3,646
Receivables, net	14,182	23,080
Expendable parts and supplies, net	22,378	21,337
Prepaid expenses and other current assets	5,911	40,923
Total current assets	98,311	157,841

Property and equipment, net	1,242,797	1,273,585
Intangibles, net	8,782	9,532
Lease and equipment deposits	13,973	2,167
Operating Lease right-of-use assets	140,753	—
Other Assets	7,124	8,792
TOTAL ASSETS	1,511,740	1,451,917

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt and financing leases	$168,171	$165,900
Current maturities of operating leases	43,648	—
Accounts payable	49,246	49,930
Accrued compensation	12,406	11,988
Other accrued expenses	27,138	28,888
Total current liabilities	300,609	256,706

NONCURRENT LIABILITIES:
Long-term debt and financing leases - excluding current portion	619,793	677,423
Noncurrent operating lease liabilities	78,698	—
Deferred credits	10,242	12,134
Deferred income taxes	59,791	55,303
Other noncurrent liabilities	1,255	24,483
Total noncurrent liabilities	769,779	769,343
Total liabilities	1,070,388	1,026,049

STOCKHOLDERS' EQUITY:
Preferred stock of no par value, 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock of no par value and additional paid-in capital, 125,000,000 shares authorized; 35,194,902 (2020) and 31,413,287 (2019) shares issued and outstanding, and 0 (2020) and 3,600,953 (2019) warrants issued and outstanding	241,059	238,504
Retained earnings	200,293	187,364
Total stockholders' equity	441,352	425,868
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,511,740	$1,451,917

Operating Highlights (unaudited)

	Three months ended
	March 31
	2020	2019	Change
Available Seat Miles (thousands)	2,611,940	2,654,286	-1.6%
Block Hours	108,305	112,030	-3.3%
Departures	55,435	59,225	-6.4%
Average Stage Length (miles)	619	589	5.1%
Passengers	2,838,412	3,483,947	-18.5%

Source: Mesa Air Group, Inc.

Mesa Air Group, Inc.
Investor Relations
Brian Gillman
Investor.Relations@mesa-air.com
(602) 685-4010